UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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JAKKS Pacific, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2019

To the Stockholders of JAKKS Pacific, Inc.:

Notice is hereby given that a special meeting of the stockholders (the “Special Meeting”) of JAKKS Pacific, Inc., a Delaware corporation (the “Company”), will be held at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, on November 15, 2019 at 8:00 a.m. local time. Stockholders of record as of the close of business on September 20, 2019 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

As further described in this proxy statement, on August 7, 2019 (the “Transaction Agreement Date”), the Company, certain of the Company’s affiliates and subsidiaries, certain holders of the Company’s 4.875% Convertible Senior Notes due 2020 (the “2020 Notes” and, such holders, the “Investor Parties”), and Oasis Investments II Master Fund Ltd. (“Oasis”), in its capacity as holder of 2020 Notes and of the Company’s 3.25% Convertible Senior Notes (the “Oasis Notes”), entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, on August 9, 2019, the parties thereto consummated certain transactions relating to the restructuring, refinancing and recapitalization of the Company (the “Recapitalization”). The Special Meeting is being called pursuant to the terms of the Transaction Agreement.

At the Special Meeting, the Company will ask its stockholders to consider and vote upon the following proposals (the “Proposals”):

(1)	to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the new convertible notes issued to Oasis in the Recapitalization (the “New Oasis Notes”);

(2)	to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (our “Amended and Restated Certificate of Incorporation”) to classify our Board of Directors into three classes with staggered three-year terms pursuant to the terms of the Transaction Agreement; and

(3)	to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the Special Meeting.

After careful consideration, our Board of Directors has approved each of the Proposals and has determined that each Proposal is advisable, fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors recommends that stockholders vote “FOR” each of the proposals set forth in this proxy statement.

More information about the Company and the Proposals to be voted on at the Special Meeting are contained in this proxy statement. The Company urges you to read this proxy statement carefully and in its entirety.

Your vote is important. Whether or not you expect to attend the Special Meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Special Meeting.

By Order of our Board of Directors,

Stephen G. Berman,

Secretary

Santa Monica, California

October 28, 2019

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. IF YOU HAVE TELEPHONE OR INTERNET ACCESS, YOU MAY SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THIS PROXY STATEMENT, OR BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR PROXY MATERIALS AND ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OR DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2019

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (our “Board of Directors”) of JAKKS Pacific, Inc., a Delaware corporation (the “Company”), for use at the special meeting of the stockholders (the “Special Meeting”) of the Company, to be held at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, on November 15, 2019 at 8:00 a.m. local time. Throughout this proxy statement, “we,” “us” and “our” are used to refer to the Company.

On August 7, 2019 (the “Transaction Agreement Date”), the Company, certain of the Company’s affiliates and subsidiaries, certain holders of the Company’s 4.875% Convertible Senior Notes due 2020 (the “2020 Notes” and, such holders, the “Investor Parties”), and Oasis Investments II Master Fund Ltd. (“Oasis”), in its capacity as holder of 2020 Notes and of the Company’s 3.25% Convertible Senior Notes (the “Oasis Notes”), entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, on August 9, 2019, the parties thereto consummated certain transactions relating to the restructuring, refinancing and recapitalization of the Company (the “Recapitalization”). The Special Meeting is being called pursuant to the terms of the Transaction Agreement. For further information about the Recapitalization and related transactions, including the New Oasis Notes (as defined below), see the section entitled “The Recapitalization.”

The shares of our common stock represented by each proxy will be voted in accordance with the stockholder’s instructions as to each matter specified thereon, unless no instruction is given, in which case, the proxy will be voted in favor of such matter. A proxy may be revoked by the stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting in person at the Special Meeting.

This proxy statement is dated October 28, 2019, and is first being mailed to stockholders on or about October 28, 2019.

Voting Securities and Votes Required

Only holders of record of shares of our common stock at the close of business on the record date, September 20, 2019, will be entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. At the close of business on the record date, there were outstanding and entitled to vote an aggregate of 35,219,791 shares of our common stock, par value $0.001 per share. All holders of our common stock are entitled to one vote per share.

The holders of a majority of the shares of each class or series of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Special Meeting. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting. The holders of the Series A Senior Preferred Stock (as defined below) will not participate in the Special Meeting.

Proposal 1—Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter at the Special Meeting is required for the approval of Proposal 1, to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the new convertible notes issued to Oasis in the Recapitalization (the “New Oasis Notes”).

Pursuant to the Transaction Agreement, if Proposal 1 is not approved on or prior to December 31, 2019, we must cause an additional meeting of stockholders to be held every six months thereafter until a proposal to issue in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes has been approved.

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Proposal 2—Provided a quorum is present, the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the record date for the Special Meeting is required for the approval of Proposal 2, to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (our “Amended and Restated Certificate of Incorporation”) to classify our Board of Directors into three classes with staggered three-year terms pursuant to the terms of the Transaction Agreement (the “Classified Board Amendment”). The stockholders party to the Voting Agreements (as defined below) have agreed to vote, in the aggregate, approximately 18,663,152 shares of our common stock, which represents approximately 53.17% of the total issued and outstanding common stock entitled to vote as of August 9, 2019 (the “Closing Date”) and approximately 52.99% of the total issued and outstanding common stock entitled to vote as of the record date, “FOR” Proposal 2. The vote of the stockholders party to the Voting Agreements is sufficient to approve Proposal 2 without further affirmative votes from the other stockholders. The Voting Agreements provide that any stockholder party thereto that fails to vote such stockholder’s shares of our common stock in accordance with the terms thereof grants us an irrevocable proxy and power of attorney to vote such shares.

Additionally, pursuant to the terms of the Certificate of Designations (as defined below), the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Senior Preferred Stock is required for approval of the Classified Board Amendment. The requisite approval of the holders of the Series A Senior Preferred Stock is being separately sought by the Company through written consent.

Pursuant to the Transaction Agreement, if Proposal 2 is not approved on or prior to December 31, 2019, we must cause an additional meeting of stockholders to be held every six months thereafter until a proposal to classify our Board of Directors in accordance with the Transaction Agreement has been approved.

Proposal 3—Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter at the Special Meeting is required to approve Proposal 3, to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting  will have no effect on Proposal 1 (to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes) or Proposal 3 (to adjourn the Special Meeting, if necessary, to solicit additional proxies). An abstention from voting  will have the same effect as a vote “AGAINST” the approval of Proposal 2 (the amendment of our Amended and Restated Certificate of Incorporation).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Each Proposal is a “non-routine” matter.

A “broker non-vote” will have no effect on Proposal 1 (to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes) or Proposal 3 (to adjourn the Special Meeting, if necessary, to solicit additional proxies). A “broker non-vote” will have the same effect as a vote “AGAINST” the approval of Proposal 2 (the amendment of our Amended and Restated Certificate of Incorporation).

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND Special MEETING

The following section provides answers to frequently asked questions about the Special Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below. You should carefully read this entire proxy statement, including each of the annexes attached hereto.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you have been identified as a stockholder of the Company as of the record date, and thus you are entitled to vote at the Special Meeting. The Special Meeting is being called pursuant to the terms of the Transaction Agreement. This document serves as a proxy statement used to solicit proxies for the Special Meeting. This document contains important information about the Special Meeting, and you should read it carefully.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held will be held at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, on November 15, 2019 at 8:00 a.m. local time.

Q:	Who is entitled to vote at the Special Meeting?

A:	Only holders of record of shares of our common stock at the close of business on the record date, September 20, 2019, will be entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. At the close of business on the record date, there were outstanding and entitled to vote an aggregate of 35,219,791 shares of our common stock. All holders of our common stock are entitled to one vote per share.

Q:	What proposals will be considered at the Special Meeting?

A:	At the Special Meeting, you will be asked to consider and vote upon the following three proposals (the “Proposals”): (1) to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes; (2) to approve the Classified Board Amendment; and (3) to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above, as well as any other items that may properly come before the meeting.

Q:	How many votes are needed to approve Proposal 1, to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes?

A:	To approve Proposal 1, “FOR” votes of a majority of the votes cast on the matter at the Special Meeting are required.

Pursuant to the Transaction Agreement, if Proposal 1 is not approved on or prior to December 31, 2019, we must cause an additional meeting of stockholders to be held every six months thereafter until a proposal to issue in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes has been approved.

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Q:	How many votes are needed to approve Proposal 2, to approve the Classified Board Amendment?

A:	To approve Proposal 2, “FOR” votes from the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the record date for the Special Meeting is required for approval of the Classified Board Amendment.

The stockholders party to the Voting Agreements have agreed to vote, in the aggregate, approximately 18,663,152 shares of our common stock, which represents approximately 53.17% of the total issued and outstanding common stock entitled to vote as of the Closing Date and approximately 52.99% of the total issued and outstanding common stock entitled to vote as of the record date, “FOR” Proposal 2. The vote of the stockholders party to the Voting Agreements is sufficient to approve Proposal 2 without further affirmative votes from the other stockholders. The Voting Agreements provide that any stockholder party thereto that fails to vote such stockholder’s shares of our common stock in accordance with the terms thereof grants us an irrevocable proxy and power of attorney to vote such shares. For more information regarding the Voting Agreements, see “The Recapitalization—Voting Agreements.”

Additionally, pursuant to the terms of the Certificate of Designations, the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Senior Preferred Stock is required for approval of the Classified Board Amendment. The requisite approval of the holders of the Series A Senior Preferred Stock is being separately sought by the Company through written consent.

Pursuant to the Transaction Agreement, if Proposal 2 is not approved on or prior to December 31, 2019, we must cause an additional meeting of stockholders to be held every six months thereafter until a proposal to classify our Board of Directors in accordance with the Transaction Agreement has been approved.

Q:	How many votes are needed to approve Proposal 3, to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the other Proposals?

A:	To approve Proposal 3, “FOR” votes of a majority of the votes cast on the matter at the Special Meeting are required.

Q:	How does our Board of Directors recommend that the Company’s stockholders vote?

A:	After careful consideration, our Board of Directors has approved each of the Proposals and has determined that each Proposal is advisable, fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors recommends that stockholders vote “FOR” each Proposal set forth in this proxy statement.

Q:	Are the Company’s Proposals conditioned on one another?

A:	No.

Q:	What is the Recapitalization?

A:	On August 7, 2019, the Company, certain of the Company’s affiliates and subsidiaries, the Investor Parties, and Oasis, entered into the Transaction Agreement, pursuant to which, on the Closing Date, the parties thereto consummated the Recapitalization. For further information about the Recapitalization and related transactions, including the New Oasis Notes, see the section entitled “The Recapitalization.”

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Q:	If the Company’s stockholders approve Proposal 1, what is the potential dilution of stockholders’ ownership?

A:	The New Oasis Notes are convertible into shares of our common stock or cash (or a combination thereof). Our stockholders will experience substantial dilution in the event that the noteholders elect to convert the New Oasis Notes and we elect to settle such conversions in shares of our common stock (or a combination of cash and shares of our common stock). Up to a total of 147,254,902 shares of our common stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to our common stock occurring after the date hereof) could be issued upon the conversion of the New Oasis Notes if, following a reset date of the conversion price, such conversion is reset to the Minimum Conversion Price (as defined below) and the full principal amount of the New Oasis Notes is then converted (or a total of approximately 154,037,934 shares of our common stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to our common stock occurring after the date hereof) could be issued upon conversion of the New Oasis Notes if such conversion is in connection with a fundamental change and the maximum amount of additional shares are required to be issued upon such conversion under the make-whole table).

Additionally, interest on the New Oasis Notes accrues at an annual rate of (i) 3.25% if paid in cash or 5.00% if paid in stock plus (ii) 2.75% payable in kind. Our stockholders will experience substantial dilution in the event that we elect, subject to the satisfaction of certain equity conditions, to pay accrued interest on the New Oasis Notes in shares of our common stock. Approximately 9,178,275 shares of our common stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to our common stock occurring after the date hereof) could be issued upon the payment of accrued interest on the New Oasis Notes based on a price per share of $0.85, subject to change of such price based on the 10-day VWAP immediately preceding each applicable interest payment date. The number of shares issuable under the New Oasis Notes is limited by our authorized shares available for issuance, and the maximum number of shares of our common stock issuable under the New Oasis Notes, if the conversion price were reset to the minimum floor price, would exceed the number of authorized shares that we have available for issuance.

We may redeem the New Oasis Notes in cash if a person, entity or group acquires shares of our common stock and as a result owns at least 49% of our issued and outstanding common stock. Additionally, in the event approval of the Company’s stockholders is required to issue shares to Oasis pursuant to the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”), the terms of the New Oasis Notes provide that, until such stockholder approval is obtained (which approval the Company is obligated to seek on the terms set forth in the Transaction Agreement), limitations in the New Oasis Notes will prevent the Company from issuing to Oasis more than 19.9% of the common stock issued and outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes. Oasis may not submit for conversion any part of the New Oasis Notes if the number of shares of the common stock issuable upon such conversion of the New Oasis Notes which, when added to all other shares of the common stock deemed to be beneficially owned by Oasis and its affiliates, would result in Oasis and its affiliates beneficially owning more than 4.99% of the issued and outstanding common stock. The Company has the discretion to settle the conversion of the New Oasis Notes and to pay accrued interest thereon in shares of our common stock, in cash and/or in a combination thereof, provided that any payment of interest in shares of our common stock is contingent upon the satisfaction of certain equity conditions.

Q:	Are there any risks that I should consider in deciding whether to vote for the Proposals?

A:	Yes. You should read and carefully consider each of the Proposals as described in this proxy statement, including the considerations and risks described under the description of each Proposal and otherwise set forth herein. You should also read and carefully consider the risks and other considerations relating to the Company contained in the documents that are incorporated by reference into this proxy statement, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2019 that describes the Recapitalization.

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Q:	May I vote in person?

A:	If you are a stockholder of the Company and your shares of our common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by the Company. If you are a stockholder of record of the Company, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy. If your shares of our common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card by such bank, broker or other nominee. As the beneficial owner, you are also invited to attend the Special Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the Special Meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Since the Proposals are considered “non-routine” matters, your broker will not be able to vote your shares of our common stock without specific instructions from you.

If your shares are held by your broker or other agent as your nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares.

Q:	How do I cast my vote if I am a stockholder of record?

A:	If you are a stockholder with shares registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., on the record date, you may vote in person at the Special Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the Special Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

•	To vote in person. You may attend the Special Meeting and the Company will give you a ballot when you arrive.

•	To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or by following the instructions provided with your proxy materials and on the enclosed proxy card or voting instruction card.

•	To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker or bank?

A:	If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

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Q:	What if I sell my shares of the Company’s common stock before the Special Meeting?

A:	The record date for the Special Meeting will be earlier than the date of the Special Meeting. If you transfer your shares of our common stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of our common stock you hold as of the record date.

Q:	What if I return a proxy card but do not make specific choices?

A:	If you return a signed and dated proxy card without marking any voting selection, your shares will be voted “FOR” the Proposals.

Q:	What constitutes a quorum for purposes of the Special Meeting?

A:	A majority of the outstanding shares of our common stock represented in person or by proxy at the Special Meeting will constitute a quorum at the meeting. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting will have no effect on Proposal 1 (to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes) or Proposal 3 (to adjourn the Special Meeting, if necessary, to solicit additional proxies). An abstention from voting will have the same effect as a vote “AGAINST” the approval of Proposal 2 (the amendment of our Amended and Restated Certificate of Incorporation).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The Proposals are each a “non-routine” matter.

A “broker non-vote” will have no effect on Proposal 1 (to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes) or Proposal 3 (to adjourn the Special Meeting, if necessary, to solicit additional proxies). A “broker non-vote” will have the same effect as a vote “AGAINST” the approval of Proposal 2 (the amendment of our Amended and Restated Certificate of Incorporation).

On the record date, there were 35,219,791 shares of our common stock issued and outstanding and entitled to vote. Accordingly, the holders of 17,609,896 shares of our common stock must be present at the Special Meeting to have a quorum. Your shares will be counted toward the quorum at the Special Meeting only if you vote in person at the meeting, you submit a valid proxy vote or your broker, bank, dealer or similar organization submits a valid proxy vote. The stockholders party to the Voting Agreements have agreed to vote, in aggregate, approximately 18,663,152 shares of our common stock, which represents approximately 53.17% of the total issued and outstanding common stock entitled to vote as of the Closing Date and approximately 52.99% of the total issued and outstanding common stock entitled to vote as of the record date, “FOR” Proposal 2, and such 52.99% is sufficient to obtain a quorum.

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Q:	May I change my vote after I have submitted a proxy or provided proxy instructions?

A:	Any stockholder of record voting by proxy has the right to revoke his, her or its proxy at any time before the polls close at the Special Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of the Company, by providing a duly executed proxy card bearing a later date than the proxy being revoked, or by attending the Special Meeting and voting in person. Attendance alone at the Special Meeting will not revoke a proxy. If a stockholder of the Company has instructed a broker to vote his, her or its shares of our common stock that are held in “street name,” the stockholder must follow directions received from his, her or its broker to change those instructions.

Q:	Can I access these proxy materials on the internet?

A:	Yes. The Notice of Special Meeting, this proxy statement and the annexes attached hereto are available for viewing, printing and downloading at www.jakks.com. All materials will remain posted on www.jakks.com at least until the conclusion of the meeting.

The Notice of Special Meeting, this proxy statement and the annexes attached hereto are also available, free of charge, in PDF and HTML formats under the Corporate—Investors section of our website at www.jakks.com, and will remain posted on such website at least until the conclusion of the meeting.

Q:	Where can I find the voting results of the meeting?

A:	The Company will announce the preliminary voting results at the meeting. The Company will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	What do I need to do now?

A:	You are urged to read this proxy statement carefully, including each of the annexes attached hereto, and to consider how the Proposals affect you. If your shares are registered directly in your name, you may complete, date and sign the enclosed proxy card and return it by mail in the enclosed postage-paid envelope. Alternatively, you can vote by proxy by telephone or internet, deliver your completed proxy card in person or vote by completing a ballot in person at the Special Meeting.

Q:	Who is paying for this proxy solicitation?

A:	The Company will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and we reserve the right to compensate outside agencies for the purpose of soliciting proxies. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares held in their names and we will reimburse them for out-of-pocket expenses incurred on our behalf.

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Q:	Who can provide me with additional information and help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the Proposals being considered at the Special Meeting, including the procedures for voting your shares, you should contact Broadridge Financial Solutions, Inc. by telephone at (516) 289-3582.

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THE RECAPITALIZATION

General

On August 7, 2019, the Company, certain of the Company’s affiliates and subsidiaries, the Investor Parties, and Oasis, entered into the Transaction Agreement, pursuant to which, on the Closing Date, the parties thereto consummated the Recapitalization.

The Recapitalization included, among other things: (i) an investment by the Investor Parties of $30,000,000 in cash and the cancellation of $103,845,000 aggregate principal amount of 2020 Notes held by the Investor Parties for shares of our common stock, shares of our preferred stock, par value $0.001, designated as “Series A Senior Preferred Stock” (the “Series A Senior Preferred Stock”), and a new term loan (the “New Term Loan”); (ii) the amendment and restatement of the existing $29,550,000 aggregate principal amount of convertible notes held by Oasis, and the cancellation of $7,250,000 aggregate principal amount of 2020 Notes held by Oasis, in each case, for the New Oasis Notes; (iii) the amendment and restatement of the Company’s existing asset-based revolving credit agreement (the “Amended ABL Credit Agreement”) with Wells Fargo Bank, National Association, including to extend the maturity thereof; (iv) the repayment in full of the Company’s existing term loan with GACP Finance Co., LLC; (v) the adoption by our Board of Directors and the filing with the Secretary of State of the State of Delaware of the Certificate of Designations for the Series A Preferred Stock (the “Certificate of Designations”); (vi) the adoption by our Board of Directors of (A) the Second Amended and Restated By-laws of the Company (the “Second Amended and Restated By-laws”) and (B) the Amended and Restated Nominating and Corporate Governance Committee Charter of the Company (the “Amended and Restated Nominating and Corporate Governance Committee Charter”); (vii) the reconstitution of our Board of Directors, including the grant of certain board representation rights to the Investor Parties on the terms set forth in the Certificate of Designations and the Second Amended and Restated By-laws; and (viii) the entry into the Voting Agreements by the Company and the other parties thereto.

For more information regarding the Recapitalization, see our Current Report on Form 8-K filed with the SEC on August 9, 2019.

New Oasis Notes

In connection with the Recapitalization, on the Closing Date, the Company issued (i) amended and restated notes with respect to the $21,550,000 Oasis Note issued on November 7, 2017, and the $8,000,000 Oasis Note issued on July 26, 2018 and (ii) a new $8,000,000 Convertible Senior Note having the same terms as such amended and restated notes (collectively, the “New Oasis Notes”). Interest on the New Oasis Notes is payable on each May 1 and November 1 until maturity and accrues at an annual rate of (i) 3.25% if paid in cash or 5.00% if paid in stock plus (ii) 2.75% payable in kind. The New Oasis Notes mature 91 days after the amounts outstanding under the New Term Loan are paid in full, and in no event later than July 3, 2023.

The New Oasis Notes provide, among other things, that the initial conversion price is $1.00. The conversion price will be reset on each February 9 and August 9, starting on February 9, 2020 (each, a “reset date”) to a price equal to 105% of the 5-day VWAP preceding the applicable reset date. Under no circumstances shall the reset result in a conversion price below the greater of (i) the closing price on the trading day immediately preceding the applicable reset date and (ii) 30% of the stock price as of the Transaction Agreement Date and will not be greater than the conversion price in effect immediately before such reset (the “Minimum Conversion Price”). The Company may trigger a mandatory conversion of the New Oasis Notes if the market price exceeds 150% of the conversion price on the Closing Date for 20 consecutive days and certain equity conditions are satisfied. We may redeem the New Oasis Notes in cash if a person, entity or group acquires shares of our common stock, and as a result owns at least 49% of the Company’s issued and outstanding common stock. Oasis may require repayment of the New Oasis Notes upon the occurrence of certain “Fundamental Changes,” as such term is defined in the New Oasis Notes.

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Upon the occurrence of an event of default, the full amount of principal, accrued interest, and other amounts outstanding under the New Oasis Notes may become immediately due and payable. Events of default include, but are not limited to: (i) a default in the payment of principal when such principal payment is due and payable pursuant to the New Oasis Notes; (ii) a default in the payment of interest when such interest payment is due and payable pursuant to the New Oasis Notes, which default continues for 30 days; (iii) failure to convert the New Oasis Notes upon exercise of the holder’s conversion right, which failure continues for 30 days; (iv) failure by the Company to provide a repurchase notice upon the occurrence of a Fundamental Change within the time required to provide such notice, which failure continues for five days; (v) default in the performance, or breach, of any covenant or agreement by the Company in the New Oasis Notes and which default continues for a period of 60 consecutive days; (vi) default by the Company or a significant subsidiary under any other indebtedness resulting in the acceleration of the maturity of at least $25,000,000 of such indebtedness prior to its express maturity, which default continues for a period of 60 consecutive days; (vii) a final judgment entered against the Company or a significant subsidiary for the payment in an aggregate amount in excess of $25,000,000 by a court or courts of competent jurisdiction, which judgment remains undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 days; and (viii) the Company or a significant subsidiary voluntarily commences a bankruptcy case, consents to the entry of an order for relief against it (or such order is otherwise entered) in an involuntary bankruptcy case, consents to the appointment of (or an order for such appointment is otherwise entered) a custodian of it or substantially all of its property, makes a general assignment for the benefit of its creditors, or is ordered to be liquidated by a court and such order remains unstayed and in effect for 60 consecutive days.

In the event approval of the Company’s stockholders is required to issue shares to Oasis pursuant to the rules and regulations of Nasdaq, the terms of the New Oasis Notes provide that, until such stockholder approval is obtained (which approval the Company is obligated to seek on the terms set forth in the Transaction Agreement), limitations in the New Oasis Notes will prevent the Company from issuing to Oasis more than 19.9% of the common stock issued and outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes. Oasis may not submit for conversion any part of the New Oasis Notes if the number of shares of the common stock issuable upon such conversion of the New Oasis Notes which, when added to all other shares of the common stock deemed to be beneficially owned by Oasis and its affiliates, would result in Oasis and its affiliates beneficially owning more than 4.99% of the issued and outstanding common stock. The Company has the discretion to settle the conversion of the New Oasis Notes and to pay accrued interest thereon in shares of our common stock, in cash and/or in a combination thereof, provided that any payment of interest in shares of our common stock is contingent upon the satisfaction of certain equity conditions.

Voting Agreements

In connection with the Recapitalization, on the Closing Date, the Company entered into voting agreements with each of (i) Hong Kong Meisheng Cultural Company Limited, (ii) certain of the Investor Parties, (iii) Oasis, (iv) certain current and former directors and officers of the Company beneficially owning shares of our common stock and (v) certain additional stockholders (each, a “Voting Agreement” and collectively, the “Voting Agreements”). Our common stock beneficially owned by the stockholders subject to the Voting Agreements constituted approximately 53.17% of the total issued and outstanding common stock entitled to vote as of the Closing Date (after giving effect to the issuance of the shares of our common stock to the Investor Parties) and approximately 52.99% of the total issued and outstanding common stock entitled to vote as of the record date.

Pursuant to the terms of the Voting Agreements, each stockholder party to a Voting Agreement has agreed to, among other things, vote such stockholder’s shares of common stock as follows: (i) in favor of a proposal, which we refer to in this proxy statement as Proposal 2, to amend our Amended and Restated Certificate of Incorporation to classify our Board of Directors into three classes, designated Class I, Class II and Class III, with staggered three-year terms, with Class I comprised of two Common Directors (as defined in the Second Amended and Restated By-laws) (with their terms expiring at the annual meeting of stockholders to be held in 2021), Class II comprised of three Common Directors, two of whom shall be the New Independent Common Directors (as defined in the Second Amended and Restated By-laws) (with their terms expiring at the annual meeting of stockholders to be held in 2022), and Class III comprised of two Series A Preferred Directors (as defined in the Second Amended and Restated By-laws) (with their terms expiring at the annual meeting of stockholders to be held in 2023), such classification to be effective as of the date of the annual meeting of stockholders to be held in 2020, or if later, the date of the stockholders’ meeting at which such proposal is approved; (ii) to cause the election to our Board of Directors of any New Independent Common Director nominee selected by the Nominating and Corporate Governance Committee of our Board of Directors (the “Nominating Committee”) in accordance with the Amended and Restated Nominating and Corporate Governance Committee Charter; and (iii) in favor of any proposed Liquidity Event (as defined in the Certificate of Designations) approved by our Board of Directors if such Liquidity Event would result in the payment of the Liquidation Preference (as defined in the Certificate of Designations) to the holders of Series A Senior Preferred Stock. In addition, certain of the Voting Agreements contain restrictions on such stockholders’ ability to enter into voting agreements, trusts and proxies and, with certain exceptions, require transferees of such stockholders’ shares of common stock to enter into a substantially identical voting agreement with the Company. The Voting Agreements provide that any stockholder party thereto that fails to vote such stockholder’s shares of our common stock in accordance with the terms thereof grants us an irrevocable proxy and power of attorney to vote such shares. Subject to exceptions that would permit earlier termination of the Voting Agreements with (i) our directors who are resigning in connection with the Recapitalization and (ii) certain of our officers, in each case, under certain circumstances relating to our having obtained stockholder approval of the proposals described above, such stockholders’ termination of employment, or an outside date, as applicable, each of the Voting Agreements will terminate on the date upon which no shares of Series A Senior Preferred Stock remain outstanding.

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Forward Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements with respect to the effects of the Proposals and the Company’s future business plans and objectives. These forward-looking statements are based on current expectations, estimates and projections about the Company’s business based partly on assumptions made by its management. For example, statements included in this proxy statement regarding the results of the classified board structure or terms under discussion with any party or the outcome of any such discussions are all forward-looking statements. When we use words like “intend,” “anticipate,” “believe,” “estimate,” “plan,” “expect,” “would” or words of similar import, the Company is making forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and general economic conditions. More information about potential factors that could affect the Company and the expectations described in the forward-looking statements are included in the Company’s filings with the SEC. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable and are based on information available to the Company on the date hereof, but the Company cannot assure you that these assumptions and expectations will prove to have been correct or that the Company will take any action that it may presently be planning. The Company is not undertaking to publicly update or revise any forward-looking statement if it obtains new information or upon the occurrence of future events or otherwise.

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TO APPROVE THE ISSUANCE OF AN AMOUNT OF OUR

COMMON STOCK IN EXCESS OF 19.9% OF THE SHARES OF OUR COMMON STOCK

OUTSTANDING IMMEDIATELY PRIOR TO THE TRANSACTION AGREEMENT DATE PURSUANT

TO THE TERMS OF THE NEW OASIS NOTES

(Proposal 1)

In connection with the Recapitalization and as further described above under the section entitled “The Recapitalization”, the Company issued the New Oasis Notes on August 9, 2019. Interest on the New Oasis Notes is payable on each May 1 and November 1 until maturity and accrues at an annual rate of (i) 3.25% if paid in cash or 5.00% if paid in stock plus (ii) 2.75% payable in kind. The New Oasis Notes mature 91 days after the amounts outstanding under the New Term Loan are paid in full, and in no event later than July 3, 2023.

Under Nasdaq rules, a company may not issue, or enter into an arrangement whereby it could possibly issue, an amount of shares which will be greater than 19.9% of the pre-issuance or pre-arrangement number of issued and outstanding shares of common stock for less than the greater of book or market value of the stock, in connection with a transaction other than a public offering. Inasmuch as the issuance of shares of our common stock pursuant to the terms of the New Oasis Notes would result in the issuance of an aggregate of more than 19.9% of our issued and outstanding common stock immediately prior to the Transaction Agreement Date , we are hereby seeking stockholder approval to potentially issue more than 19.9% of our issued and outstanding shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes. Until stockholder approval is obtained (which approval we are obligated to seek pursuant to the terms of the Transaction Agreement), limitations are in place which will prevent the Company from issuing to Oasis more than 19.9% of our issued and outstanding common stock immediately prior to the Transaction Agreement Date.

The New Oasis Notes provide, among other things, that the initial conversion price is $1.00. The conversion price will be reset on each reset date to a price equal to 105% of the 5-day VWAP preceding the applicable reset date. Under no circumstances shall the reset result in a conversion price below the greater of (i) the closing price on the trading day immediately preceding the applicable reset date and (ii) 30% of the stock price as of the Transaction Agreement Date (i.e., 30% of $0.85, or $0.255) and will not be greater than the conversion price in effect immediately before such reset. The Company may trigger a mandatory conversion of the New Oasis Notes if the market price equals or exceeds 150% of the conversion price on the Closing Date for 20 consecutive trading days and certain equity conditions are satisfied. The Company may redeem the New Oasis Notes in cash if a person, entity or group acquires shares of our common stock, par value $0.001 per share, and as a result owns at least 49% of the Company’s issued and outstanding common stock. Oasis may require repayment of the New Oasis Notes upon the occurrence of certain Fundamental Changes. In addition, upon the occurrence of certain types of Fundamental Changes, Oasis may be entitled to receive additional shares of our common stock upon conversion of the New Oasis Notes. The New Oasis Notes and the shares of our common stock issued pursuant to the New Oasis Notes may be offered, sold, assigned or transferred by Oasis without our consent, subject to applicable securities laws.

Another limitation will limit Oasis’s ability to submit for conversion any part of the New Oasis Notes if the potential number of shares of our common stock issuable upon such conversion of the New Oasis Notes which, when added to all other shares of our common stock then beneficially owned by Oasis and its affiliates, would result in their ownership of more than 4.99% of our issued and outstanding common stock. We have the discretion to settle the conversion of the New Oasis Notes and to pay accrued interest thereon in shares of our common stock, in cash and/or in a combination thereof, provided that any payment of interest in shares of our common stock is contingent upon the satisfaction of certain equity conditions.

A total of approximately 154,037,934 shares of our common stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to our common stock occurring after the date hereof) could be issued upon conversion of the New Oasis Notes if such conversion is in connection with a Fundamental Change and the maximum amount of additional shares are required to be issued upon such conversion under the make-whole table. Approximately 9,178,275 shares of our common stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to our common stock occurring after the date hereof) could be issued upon the payment of accrued interest on the New Oasis Notes based on a price per share of $0.85, subject to change of such price based on the 10-day VWAP immediately preceding each applicable interest payment date. The number of shares issuable under the New Oasis Notes is limited by our authorized shares available for issuance, and the maximum number of shares of our common stock issuable under the New Oasis Notes, if the conversion price were reset to the minimum floor price, would exceed the number of authorized shares that we have available for issuance.

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Pursuant to the terms of the Amended and Restated Registration Rights Agreement entered into by the Company and Oasis concurrently with the issuance of the New Oasis Notes (the “Amended and Restated Oasis Registration Rights Agreement”), which amended and restated the Company’s prior Registration Rights Agreements, dated as of November 7, 2017 and dated as of July 25, 2018, with Oasis, we agreed to provide Oasis with customary registration rights with respect to any potential shares of our common stock issued pursuant to the terms of the New Oasis Notes.

One of our directors, Alexander Shoghi, is a portfolio manager at Oasis Capital Advisors, LLC.

The foregoing description of the New Oasis Notes is qualified in its entirety by reference to the actual New Oasis Notes, copies of which have been previously filed (along with the Transaction Agreement and Amended and Restated Oasis Registration Rights Agreement) as exhibits to our Current Report on Form 8-K filed with the SEC on August 9, 2019, which Form 8-K is available online at no cost and can also be obtained at no cost from the Company as described below under the section entitled “Other Matters.”

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the issuance of our common stock pursuant to the terms of the New Oasis Notes, which could result in the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date.

Required Vote; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the matter at the Special Meeting is required for the approval of a transaction which could result in the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes. An abstention or a “broker non-vote” will have no effect on the outcome of this Proposal 1.

Pursuant to the Transaction Agreement, if Proposal 1 is not approved on or prior to December 31, 2019, we must cause an additional meeting of stockholders to be held every six months thereafter until a proposal to issue in excess of 19.9% of the shares of our common stock outstanding immediately prior to the Transaction Agreement Date pursuant to the terms of the New Oasis Notes has been approved.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO APPROVE THE ISSUANCE OF AN AMOUNT OF OUR COMMON STOCK IN EXCESS OF 19.9% OF THE SHARES OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE TRANSACTION AGREEMENT DATE PURSUANT TO THE TERMS OF THE NEW OASIS NOTES.

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TO APPROVE AN AMENDMENT TO OUR

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO CLASSIFY OUR BOARD OF DIRECTORS
INTO THREE CLASSES WITH STAGGERED THREE-YEAR TERMS

(Proposal 2)

In connection with the Recapitalization, our Board of Directors has approved and recommends that our stockholders approve the Classified Board Amendment in the form attached to this proxy as Annex A, which provides for the establishment of a classified board structure pursuant to the terms of the Transaction Agreement. Our Board of Directors currently consists of seven members, including five Common Directors elected to one-year terms at each annual meeting of stockholders and two Series A Preferred Directors elected by the Required Preferred Holders (as defined in the Second Amended and Restated By-laws) to serve terms ending at the annual meeting of stockholders to be held in 2023 and successive three-year terms thereafter (until the time no shares of Series A Senior Preferred Stock remain outstanding). If Proposal 2 is approved, the Classified Board Amendment would classify our Board of Directors into three classes, with each class having a three-year term expiring in a different year, as further described below.

Classified Board of Directors

Delaware law provides that, unless otherwise provided in a company’s certificate of incorporation or bylaws, directors are elected for a one-year term at each annual meeting of stockholders. Pursuant to the terms of the Certificate of Designations, the Series A Preferred Directors shall serve for terms ending at the annual meeting of stockholders to be held in 2023 and for successive three-year terms thereafter (until the time no shares of Series A Senior Preferred Stock remain outstanding). If Proposal 2 is approved, the Classified Board Amendment would classify our Board of Directors, effective as of the annual meeting of stockholders to be held in 2020, into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors), designated as follows:

•	Class I, comprised of two Common Directors (with their initial terms expiring at the annual meeting of stockholders to be held in 2021 and members of such class serving successive three-year terms thereafter);

•	Class II, comprised of three Common Directors, two of whom shall be the New Independent Common Directors (with their initial terms expiring at the annual meeting of stockholders to be held in 2022 and members of such class serving successive three-year terms thereafter); and

•	Class III, comprised of two Series A Preferred Directors (with their initial terms expiring at the annual meeting of stockholders to be held in 2023 and members of such class serving successive three-year terms thereafter).

The members of our Board of Directors as of the date of this proxy statement would continue to serve their current terms until the annual meeting of stockholders to be held in 2020 (at which point the classified board structure described above would go into effect) or until their respective successors are elected and qualified, or until their earlier death, disability, retirement, resignation or removal. The Classified Board Amendment will authorize our Board of Directors to assign directors then in office to Class I, Class II and Class III upon the effectiveness of the classified board structure at the annual meeting of stockholders to be held in 2020. Subject to the rights of the holders of Series A Senior Preferred Stock set forth in the Certificate of Designations, the directors assigned to Class I, Class II and Class III would serve for the terms applicable to their respective classes or until their respective successors are elected and qualified, or until their earlier death, disability, retirement, resignation or removal.

If Proposal 2 is approved and the classified board structure becomes effective, at each successive annual meeting of stockholders following the annual meeting of stockholders to be held in 2020, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors expires in each year.

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Pursuant to our Second Amended and Restated By-laws, vacancies on our Board of Directors (including, if Proposal 2 is approved and the classified board structure becomes effective, any vacancy in Class I, Class II or Class III) may only be filled as follows: (i) any vacancy in our Board of Directors relating to a Continuing Director (as defined in the Second Amended and Restated By-laws) may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director; (ii) any vacancy in our Board of Directors relating to a New Independent Common Director may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director, in each case, solely in accordance with the recommendation of the Nominating Committee, with an individual selected by the Nominating Committee from the Preapproved List (as defined in the Amended and Restated Nominating and Corporate Governance Committee Charter); and (iii) any vacancy in our Board of Directors relating to a Series A Preferred Director may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director, in each case, solely with an individual selected by the Required Preferred Holders. The Classified Board Amendment will provide that any such director elected in accordance with our Second Amended and Restated By-laws to fill a vacancy on our Board of Directors will serve in accordance with our Second Amended and Restated By-laws until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified or until his or her earlier death, disability, retirement, resignation or removal.

Advantages of a Classified Board of Directors

Our Board of Directors believes that a classified board structure will help to assure the continuity and stability of our long-term policies in the future and to reduce our vulnerability to hostile and potentially abusive takeover tactics that could be adverse to the best interests of the Company’s stockholders. Our Board of Directors believes that, by encouraging potential acquirers to negotiate directly with our Board of Directors, thereby giving our Board of Directors added leverage in such negotiations, a classified board structure will increase the likelihood of bona fide offers for the Company by serious acquirers. A classified board would not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, would put our Board of Directors in a position to act to maximize value for all stockholders. A longer term in office also would allow our directors to stay focused on long-term value creation, without undue pressure that may come from special interest groups intent on pursuing their own agenda at the expense of the interests of the Company and its other stockholders. Further, it would enable us to benefit more effectively from directors’ (particularly non-management directors’) experience, knowledge of the Company and wisdom, while helping us attract and retain highly qualified individuals willing to commit the time and dedication necessary to understand the Company, its operations and its competitive environment.

Disadvantages of a Classified Board of Directors

While a classified board of directors may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock or that a majority of our stockholders otherwise believes may be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors or management. Because of the additional time required to change control of our Board of Directors, a classified board may also make it more difficult and more expensive for a potential acquirer to gain control of our Board of Directors and the Company. Currently, a change in control of our Board of Directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting where there is a contested director election. If we establish a classified board of directors, it will take at least two annual meetings following the annual meeting at which the classified board structure becomes effective for a potential acquirer to effect a change in control of our Board of Directors, even if the potential acquirer were to acquire a majority of our outstanding common stock.

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Potential Anti-Takeover Effect

A classified board of directors may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, a classified board of directors could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, a classified board of directors will make it more difficult for stockholders to change the majority composition of our Board of Directors, even if our stockholders believe such a change would be beneficial. Because a classified board of directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management.

Since the creation of a classified board of directors will increase the amount of time required for a hostile bidder to acquire control of the Company, the existence of a classified board of directors could tend to discourage certain tender offers that stockholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize stockholder value in any change of control transaction.

Other than the Proposals being submitted to our stockholders for their consideration at the Special Meeting, our Board of Directors does not currently contemplate recommending the approval of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the Classified Board Amendment.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the record date for the Special Meeting is required for approval of the Classified Board Amendment. A failure to submit a proxy card or vote at the Special Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this Proposal 2.

The stockholders party to the Voting Agreements have agreed to vote, in aggregate, approximately 18,663,152 shares of our common stock, which represents approximately 53.17% of the total issued and outstanding common stock entitled to vote as of the Closing Date and approximately 52.99% of the total issued and outstanding common stock entitled to vote as of the record date, “FOR” Proposal 2. The vote of the stockholders party to the Voting Agreements is sufficient to approve Proposal 2 without further affirmative votes from the other stockholders. The Voting Agreements provide that any stockholder party thereto that fails to vote such stockholder’s shares of our common stock in accordance with the terms thereof grants us an irrevocable proxy and power of attorney to vote such shares.

Pursuant to the terms of the Certificate of Designations, the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Senior Preferred Stock is required for approval of the Classified Board Amendment. The requisite approval of the holders of the Series A Senior Preferred Stock is being separately sought by the Company through written consent.

Pursuant to the Transaction Agreement, if Proposal 2 is not approved on or prior to December 31, 2019, we must cause an additional meeting of stockholders to be held every six months thereafter until a proposal to classify our Board of Directors in accordance with the Transaction Agreement has been approved.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO APPROVE THE CLASSIFIED BOARD AMENDMENT.

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TO APPROVE THE ADJOURNMENT

OF THE SPECIAL MEETING

(Proposal 3)

General

If we fail to receive a sufficient number of votes to approve the other Proposals, we may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the other Proposals. We currently do not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the other Proposals above.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted “FOR” the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above.

Required Vote; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the matter at the Special Meeting is required to approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Proposals above. An abstention or a “broker non-vote” will have no effect on the outcome of this Proposal 3.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSALS ABOVE.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of September 20, 2019 immediately following the closing of certain transactions relating to the Recapitalization with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our “named executive officers” within the meaning of Item 402 of Regulation S-K and (iv) all of our directors and officers as a group.

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership (3)	Percent of Outstanding Shares (4)
Dr. Patrick Soon-Shiong	2,500,676 (5)	7.1%
Renaissance Technologies LLC	2,104,200 (6)	6.0
Moab Partners, L.P.	1,750,745 (7)	5.0
Hongkong Meisheng Cultural Company Limited	5,239,538 (8)	14.9
Stephen G. Berman	4,573,462 (9)	13.0
Rex H. Poulsen	161,619 (10)	*
Brent T. Novak	47,148 (11)	*
John J. McGrath	1,298,023 (12)	3.7
Alexander Shoghi	125,633 (13)	*
Zhao Xiaoqiang	96,285 (14)	*
Andrew Axelrod	—	—
Matthew Winkler	—	—
Joshua Cascade	—	—
All directors and executive officers as a group (9 persons)	6,302,170 (15)	17.9

*	Less than 1% of our outstanding shares

(1)	Unless otherwise indicated, such person’s address is c/o JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405.

(2)	The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of our outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after August 9, 2019. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(3)	Except as otherwise indicated, exercises sole voting power and sole investment power with respect to such shares.

(4)	Does not include, unless noted otherwise, any shares of common stock issuable upon the conversion of $37.5 million of our convertible senior notes due 2023, convertible immediately following the closing of certain transactions relating to the Recapitalization at the rate of 1,000 shares of common stock per $1,000 principal amount of the notes (but subject to adjustment under certain circumstances as described in the notes).

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(5)	The address of Dr. Patrick Soon-Shiong is 10182 Culver Blvd., Culver City, CA 90232. Except for 239,622 shares, all of the shares are owned jointly with California Capital Z, LLC. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13D/A, filed with the SEC on July 26, 2016.

(6)	The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G/A, filed with the SEC on February 13, 2019.

(7)	The address of Moab Partners, L.P. is 152 West 57th Street, 9th Floor, New York, NY 10019. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Transaction Agreement, filed as Exhibit 10.1 to the Form 8-K filed with the SEC on August 9, 2019.

(8)	The address of Hong Kong Meisheng Culture Company Ltd is Room 1901, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong. Mr. Zhao, executive director of this entity, is a director of the Company. Possesses shared voting and dispositive power with respect to all of such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13D/A, filed with the SEC on February 28, 2019.

(9)	Includes 2,380,952 shares of common stock issued on July 3, 2019 pursuant to the terms of Mr. Berman’s January 1, 2003 Employment Agreement (as amended to date), which shares are further subject to the terms of that certain July 3, 2019 Restricted Stock Award Agreement with Mr. Berman (the “Berman Agreement”). The Berman Agreement provides that Mr. Berman will forfeit his rights to some or all of such 2,380,952 shares unless certain conditions precedent are met, as described in the Berman Agreement, whereupon the forfeited shares will become authorized but unissued shares of our common stock. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by our Board of Directors.

(10)	Includes 151,619 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan, of which 41,029 shares were accelerated and immediately vested upon the closing of certain transactions relating to the Recapitalization.

(11)	Consists of 47,148 shares of common stock issued following the vesting of restricted stock units granted pursuant to our 2002 Stock Award and Incentive Plan. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by our Board of Directors.

(12)	Includes 680,272 shares of common stock issued on July 3, 2019 pursuant to the terms of Mr. McGrath’s March 4, 2010 Employment Agreement (as amended to date), which shares are further subject to the terms of that certain July 3, 2019 Restricted Stock Award Agreement with Mr. McGrath (the “McGrath Agreement”). The McGrath Agreement provides that Mr. McGrath will forfeit his rights to some or all of such 680,272 shares unless certain conditions precedent are met, as described in the McGrath Agreement, whereupon the forfeited shares will become authorized but unissued shares of our common stock. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by our Board of Directors.

(13)	Consists of 125,633 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan, pursuant to which 54,705 of such shares may not be voted or sold, mortgaged, transferred or otherwise encumbered prior to January 1, 2020. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by our Board of Directors. Does not include the 1,098,906 shares owned by Oasis Investments II Master Fund Ltd.

(14)	Consists of 96,285 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan, pursuant to which 54,705 of such shares may not be voted or sold, mortgaged, transferred or otherwise encumbered prior to January 1, 2020. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by our Board of Directors. Does not include the 5,239,538 shares owned by Hong Kong Meisheng Cultural Company Limited reported above, of which entity Mr. Zhao is executive director.

(15)	See the section of this proxy statement entitled “The Recapitalization.”

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during 2018 and Forms 5 and amendments thereto furnished to us with respect to 2018, Mr. Novak filed a Form 3 late, and Mr. Berman filed a Form 4 late, but all other Forms 3, 4 and 5 required to be filed during 2018 by our directors and executive officers were done so on a timely basis.

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INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Certain Relationships and Related Transactions

A director of the Company is a portfolio manager at Oasis Capital Advisors, LLC. In August 2017, the Company agreed with Oasis, at such time the holder of approximately $21.55 million face amount of its 4.25% convertible senior notes due in 2018, to exchange such notes with convertible senior notes and extend the maturity date of such notes to November 1, 2020. The transaction closed on November 7, 2017. In July 2018, the Company closed a transaction with Oasis, to exchange $8.0 million face amount of the 4.25% convertible senior notes due in 2018 with convertible senior notes and to extend the maturity date of such notes to November 1, 2020. On the Closing Date, the Company and Oasis consummated the amendment and restatement of the existing $29,550,000 aggregate principal amount of Oasis Notes, and the cancellation of $7,250,000 aggregate principal amount of 2020 Notes held by Oasis, in each case, for the New Oasis Notes. For more information, see the section of this proxy statement entitled “The Recapitalization—New Oasis Notes.”

Mr. Axelrod is an officer of Axar Capital Management, one of the Investor Parties, and was selected by the Investor Parties to serve as one of the new Series A Preferred Directors. Other than the transactions entered into in connection with the Recapitalization as described in the section of this proxy statement entitled “The Recapitalization,” there are no transactions in which Mr. Axelrod has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act.

Mr. Winkler is an officer of Benefit Street Partners, one of the Investor Parties, and was selected by the Investor Parties to serve as one of the new Series A Preferred Directors. Other than the transactions entered into in connection with the Recapitalization as described in the section of this proxy statement entitled “The Recapitalization,” there are no transactions in which Mr. Winkler has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act.

Related Party Transaction Policy and Procedures

Pursuant to our ethical code of conduct (a copy of which may be found on our website, www.jakks.com), all of our employees are required to disclose to our general counsel, our Board of Directors or any committee established by our Board of Directors to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and us. In addition, our ethical code of conduct also directs all employees to avoid any self-interested transactions without full disclosure. This policy, which applies to all of our employees, is reiterated in our employee handbook, which states that a violation of this policy could be grounds for termination. In approving or rejecting a proposed transaction, our general counsel, our Board of Directors or a designated committee of our Board of Directors will consider the facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Upon concluding their review, they will only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, our best interests, as they determine in good faith.

Effective as of the Closing Date, the Certificate of Designations provides that, for so long as any shares of Series A Senior Preferred Stock remain outstanding, and in addition to such review and oversight as may be required pursuant to the rules and regulations of Nasdaq, the approval of at least six directors shall be required for any related person transaction within the meaning of Item 404 of Regulation S-K under the Securities Act, including, without limitation, the adoption of, or any amendment, modification or waiver of, any agreement or arrangement related to any such transaction.

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STOCKHOLDER COMMUNICATIONS

Stockholders interested in communicating with our Board of Directors may do so by writing to any or all directors, care of our Chief Financial Officer, at our principal executive offices. Our Chief Financial Officer will log in all stockholder correspondence and forward to the director addressee(s) all communications that, in his judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for review by our Board of Directors will be handled by our Chief Financial Officer. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

STOCKHOLDERS PROPOSALS FOR 2020 ANNUAL MEETING

We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2020 at our principal executive offices on or before January 14, 2020. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before March 30, 2020. Stockholders should send proposals and notices addressed to JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405, Attention: Stephen G. Berman, Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information our files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov. Information included on, hyperlinked to or accessible from our website is not a part of this proxy statement.

Such information will also be furnished upon written request to JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405, Attention: Stephen G. Berman, Secretary, and can also be accessed through our website at www.jakks.com. Please note that our website address is provided in this Information Statement as an inactive textual reference only.

You should rely only on the information contained in this proxy statement or on information to which we have referred you. We have not authorized anyone else to provide you with any information.

HOUSEHOLDING

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the proxy statement and accompanying materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold our common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Computershare Trust Company, N.A. by mail at 8742 Lucent Boulevard, Suite 300, Highlands Ranch, CO 80129, Attn: Dmitriy Podolny or by telephone at (303) 262-0796.

If you participate in householding and wish to receive a separate copy of the proxy statement and accompanying materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A., as indicated above.

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If you are a beneficial owner, you can request information about householding from the organization that holds your shares.

OTHER MATTERS

We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our Special Meeting, and we are not aware of any matter, other than those discussed above in this proxy statement, to be presented at the meeting. If any other matter is properly brought before the Special Meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors.

We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and we reserve the right to compensate outside agencies for the purpose of soliciting proxies. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares held in their names and we will reimburse them for out-of-pocket expenses incurred on our behalf.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this proxy statement should be read together with the information in the documents incorporated by reference.

We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019 and our Current Report on Form 8-K filed with the SEC on August 9, 2019.

The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC and incorporate by reference in this proxy statement will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this proxy statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You should not assume that the information contained in this proxy statement is accurate on any date subsequent to the date of mailing of this proxy statement (or any earlier date specified with respect to such information) or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (or any earlier date specified with respect to such information).

We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this proxy statement but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

JAKKS Pacific, Inc.
2951 28th Street

Santa Monica, California 90405
Attention: Brent T. Novak
Telephone: (424) 268-9444

If you would like to request documents from us, please do so by November 6, 2019, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request.

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By Order of our Board of Directors,

Stephen G. Berman,
Secretary
October 28, 2019

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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Annex A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JAKKS PACIFIC, INC.

_________________________________________

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

_________________________________________

JAKKS Pacific, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to add the following new Article 10 to the end thereof:

“ARTICLE 10 The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)	The business and affairs of the Corporation shall be managed by, or under the direction of, the board of directors. In addition to the powers and authority expressly conferred upon the board of directors by applicable law, this certificate of incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware, this certificate of incorporation and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the board of directors that would have been valid if such bylaws had not been adopted. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation.

(b)	The board of directors shall be classified pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, effective as of the annual meeting of stockholders to be held in 2020. The directors serving thereon shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of a majority of the entire board of directors, with (i) Class I to be comprised of two Common Directors (as defined in the bylaws of the Corporation), (ii) Class II to be comprised of three Common Directors, two of whom shall be the New Independent Common Directors (as defined in the bylaws of the Corporation), and (iii) Class III to be comprised of two Series A Preferred Directors (as defined in the bylaws of the Corporation). The initial term of the Class I directors shall terminate on the date of the annual meeting of stockholders to be held in 2021; the initial term of the Class II directors shall terminate on the date of the annual meeting of stockholders to be held in 2022; and the initial term of the Class III directors shall terminate on the date of the annual meeting of stockholders to be held in 2023. At each successive annual meeting of stockholders following the annual meeting of stockholders to be held in 2020, the class of directors to be elected in such year would be elected for a three-year term. Subject to the rights of the holders of any series of preferred stock then outstanding, the directors assigned to Class I, Class II and Class III shall serve for the terms applicable to their respective classes and until their respective successors are elected and qualified, or until their earlier death, disability, retirement, resignation or removal.

(c)	Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, disability, retirement, resignation or removal shall be filled in accordance with the provisions set forth in the bylaws of the Corporation. Any such director elected in accordance with the bylaws of the Corporation to fill a vacancy on the board of directors shall serve in accordance with the bylaws of the Corporation until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, disability, retirement, resignation or removal.

(d)	Subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire board of directors, may be removed from office solely in accordance with the provisions set forth in the bylaws of the Corporation.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[signature page follows]

2

IN WITNESS WHEREOF, JAKKS Pacific, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ___ day of _____________, 2019.

JAKKS PACIFIC, INC.

By:
Name:
Title:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0000428815_1 R1.0.1.18 JAKKS PACIFIC, INC. 2951 28TH STREET SANTA MONICA, CA 90405 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1 Approval of the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to August 07, 2019. 2 Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to classify our Board of Directors into three classes with staggered three-year terms. 3 Approval to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes to approve the above Proposals, as well as any other items that may properly come before the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000428815_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com JAKKS PACIFIC, INC. Special Meeting of Stockholders November 15, 2019 8:00 AM PST This Proxy is Solicited by the Board of Directors Proxy for Special Meeting of Stockholders to be held November 15, 2019 JAKKS Pacific, Inc. Know all men by these presents, that the undersigned hereby constitutes and appoints Stephen G. Berman and John J. McGrath and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of common stock of JAKKS Pacific, Inc., standing in the name of the undersigned at the close of business on September 20, 2019, at the Special Meeting of Stockholders of the Company to be held on November 15, 2019, at Loew's Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, at 8:00 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side. This proxy is solicited by the Board of Directors of the Company Continued and to be signed on reverse